HORIZON ENERGY DEVELOPMENT, INC.
                                INCOME STATEMENT
                                   (Unaudited)

                                             Three Months Ended
                                             December 31, 1998
                                             ------------------

Operating Revenues                              $40,264,773
                                                -----------

Operating Expenses:
   Fuel Used in Heat and Electric Generation     19,710,311
   Operation Expense                              8,499,452
   Maintenance Expense                               14,019
   Property, Franchise and Other Taxes              817,048
   Depreciation, Depletion and Amortization       2,527,542
                                                -----------
Total Operating Expenses                         31,568,372
                                                -----------

Operating Income                                  8,696,401
                                                -----------

Other Income                                        627,530
                                                -----------

Interest Charges                                  3,725,548
                                                -----------

Income Before Income Taxes                        5,598,383
                                                -----------

Income Taxes - Current                              607,144
             - Deferred                            (556,264)
                                                -----------
                                                     50,880
                                                -----------

Minority Interest in Foreign Subsidiaries        (1,264,351)
                                                -----------

Net Income                                      $ 4,283,152
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